Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Two Harbors Investment Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	N/A	Other	N/A	N/A	N/A	N/A	N/A

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	Equity(2)	Common shares, $0.01 par value per share(1)	415(a)(6)	825,117		$62, 444,855			Form S-3	333-234636	November 12, 2019	$4,452.32

	Total Offering Amounts					$62,444,855		0

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$0

(1)	No new shares are being registered hereby. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the number of common shares registered hereby shall include an indeterminate number of common shares that may be issued in connection with a share split, share dividend or similar event, for which no separate consideration will be paid.

(2)	Pursuant to Rule 415(a)(6) under the under the Securities Act, 825,117 of the common shares registered hereunder are unsold securities previously registered on a registration statement on Form S-3ASR (File No. 333-215177) initially filed on November 12, 2019 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the $4,452.32 filing fee previously paid in connection with such unsold securities will continue to be applied to such unsold securities. In accordance with Rule 415(a)(6) under the Securities Act, the offering of securities on the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement. The common shares registered under the Prior Registration Statement were carried forward pursuant to Rule 415(a)(6) from the registration statement on Form S-3ASR (File No. 333-215177), Form S-3ASR (File No. 333-193004) and Form S-3 (File No. 333-171357), and the maximum aggregate offering price for the 825,117 common shares set forth therein was $62,444,855. Shares numbers set forth herein have been adjusted for a 1-for-2 reverse stock split on November 1, 2017 and a 1-for-4 reverse stock split on November 1, 2022.

Table 2: Fee Offset Claims and Sources Not applicable Table 3: Combined Prospectuses Not applicable